SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

U.S. Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10238	52-1216347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Lexington Avenue 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-8901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

New Credit Agreement

On May 31, 2007, U.S. Energy Biogas Corp. (“USEB”), a subsidiary of U.S. Energy Systems, Inc. (“U.S. Energy”) and certain subsidiaries of USEB entered into a credit and guaranty agreement (the “Credit Agreement”) with the lenders named therein, and Silver Point Finance, LLC, as Administrative Agent, Collateral Agent and Lead Arranger (“Silver Point”). Under the Credit Agreement, substantially all of USEB’s subsidiaries guaranty the repayment of the loan obligations and have granted to Silver Point a first priority lien on substantially all of their assets. In addition, USEY has granted to Silver Point a first-priority pledge of its 100% equity interest in USEB.

The Credit Agreement provides for borrowings up to an aggregate principal amount of $80,000,000 consisting of (i) up to $77,000,000 aggregate principal amount of term loans and (ii) up to $3,000,000 of revolving commitments to support capital expenditures. The proceeds of the loans will be used to (i) fund the payment in full of the settlements under the Countryside Settlement Agreement and the ICC Settlement Agreement (“Transactions”), (ii) pay the costs and expenses related to the Transactions and the emergence from Chapter 11 proceedings and (iii) pay for general corporate purposes of USEB. The scheduled maturity date of the Credit Agreement is May 31, 2014, which date may be extended for five years, subject to lender consent and satisfaction of certain conditions.

At present, the loans are LIBOR based and bear interest payable quarterly at 9.99% per annum. USEB may elect to have the loans treated from time to time as either (i) LIBOR rate loans, which bear interest at 4.5% plus the British Bankers’ Association Interest Settlement Rates for deposits in dollars divided by an amount equal to one minus the Applicable Reserve Requirement (as defined in the Credit Agreement) and which require interest payments at the end of the interest period for a LIBOR rate loan, which period shall be no more than three months or (ii) base rate loans, which shall bear interest at 3% plus the higher of JPMorganChase’s prime rate and the federal funds rate and which require monthly interest payments.

The loans must be repaid to the extent of (i) any insurance/condemnation proceeds in excess of $100,000,000, (ii) proceeds from the sale of substantially all of the assets of USEB or a controlling interest in at least 45% of USEB, (iii) cash proceeds from indebtedness other than the loans under the Credit Agreement, (iv) proceeds from the issuance of any equity securities, (v) 75% of Consolidated Excess Cash Flow (as defined in the Credit Agreement) in any fiscal year, and (vi) extraordinary receipts.

The obligations of USEB under the Credit Agreement are secured by first-priority liens in favor of Silver Point on (i) substantially all of USEB’s assets and substantially all of the assets of its subsidiaries and (ii) USEY’s equity interest in USEB.

USEB is subject to certain covenant obligations under the Credit Agreement, including the following: (i) acquiring the limited partnership interests in the partnerships that produce the landfill gas supplied to the USEB subsidiaries by March 31, 2008, (ii) maintaining certain coverage ratios, leverage ratios, liquidity and EBITDA on a consolidated basis, (iii) limitations on taking on other indebtedness, (iv) limitations on disposals of assets or a change in the business, (v) limitations on amendments to material contracts of USEB and its subsidiaries and of the organizational documents of USEB and its subsidiaries.

Under the Credit Agreement, USEB will pay to USEY an annual management fee of $600,000, payable quarterly, to the extent that it has funds available.

In connection with the Credit Agreement, on May 31, 2007, U.S. Energy, as Pledgor, and Silver Point, as Collateral Agent for the lenders under the Credit Agreement, entered into the Share Pledge Agreement (“Share Pledge Agreement”). Under the Share Pledge Agreement, U.S. Energy grants to Silver Point, for the benefit of the secured parties under the Credit Agreement, a security interest in all of the Pledgor’s right, title and interest in, to and under all present and future capital stock of USEB and any certificates representing all such capital stock (the “Pledged Stock”), and all dividends, property, rights, privileges or other proceeds of the Pledged Stock.

Also in connection with the Credit Agreement, on May 31, 2007, U.S. Energy, USEB and Silver Point, as Administrative Agent, entered into a Capital Contribution Agreement (“Capital Contribution Agreement”). The Capital Contribution Agreement requires U.S. Energy to make capital contributions to USEB on a quarterly basis in amounts necessary to fund payments by certain subsidiaries of USEB to Yankee Energy Services Company (“Yankee”) under a secured promissory note issued by those subsidiaries on March 30, 2001 in favor of Yankee. Payments due under the secured promissory note are contingent on cash flow received by those subsidiaries from electricity sales. U.S. Energy does not currently anticipate making substantial, if any, payments under the Capital Contribution Agreement.

The descriptions above of the Share Pledge Agreement and Capital Contribution Agreement are summaries and are qualified in their entirety by the Share Pledge Agreement and Capital Contribution Agreement which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

In connection with the Credit Agreement, on May 31, 2007, USEB, certain of its subsidiaries and Silver Point entered into the Conveyance of Net Profit Interest (“NPI Agreement”). Pursuant to the NPI Agreement, USEB agreed to a sharing of net profits for a significant number of years following the amortization or prepayment of the loans under the Credit Agreement. This net profit interest will be cancelled and no sharing of net profits will be required if U.S. Energy sells a controlling interest in USEB by February 28, 2008 and prepays the debt facilities, subject to an additional interest payment.

Amendment to Existing Credit Agreement

On May 31, 2007, U.S. Energy Overseas Investments LLC (“Overseas”), U.S. Energy, the requisite lenders and Silver Point, as administrative agent, collateral agent and lead arranger (“Administrative Agent”), entered in the Amendment and Consent (“Amendment”) to the Credit and Guaranty Agreement dated August 7, 2006 by and among Overseas, U.S. Energy, as guarantor, the lenders party thereto and Silver Point, as Administrative Agent (“Overseas Credit Agreement”) to amend the covenants in the Overseas Credit Agreement in order to allow USEB to enter into the Credit Agreement described above.

Except as provided in the Amendment, all other provisions of the Overseas Credit Agreement remain in full force and effect.

Silver Point has a prior relationship with U.S. Energy. In connection with U.S. Energy’s acquisition of the UK assets in 2006, Overseas, a subsidiary of U.S. Energy, borrowed approximately $23.3 million from certain lenders pursuant to a financing arranged by Silver Point. In connection with this financing, U.S. Energy issued to Silver Point’s designees Series G Warrants exercisable until February 2014 to acquire approximately 5.5 million shares of U.S. Energy’s common stock.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2007, USEB borrowed $78,000,000 under the Credit Agreement.

Item 8.01. Other Events.

On May 31, 2007, USEB issued a press release announcing its emergence from bankruptcy. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Capital Contribution Agreement between U.S. Energy Biogas Corp., U.S. Energy Systems, Inc. and Silver Point Finance, LLC, as Administrative Agent, dated as of May 31, 2007.

10.2	Share Pledge Agreement between U.S. Energy Systems, Inc., as Pledgor, and Silver Point Finance L.L.C., as Collateral Agent, dated as of May 31, 2007.

99.1	Press Release of U.S. Energy Systems, Inc. dated May 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

By:	/s/ Richard Augustine
Richard Augustine
Chief Accounting Officer

Dated: June 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Capital Contribution Agreement between U.S. Energy Biogas Corp., U.S. Energy Systems, Inc. and Silver Point Finance, LLC, as Administrative Agent dated, as of May 31, 2007.

10.2	Share Pledge Agreement between U.S. Energy Systems, Inc., as Pledgor, and Silver Point Finance L.L.C., as Collateral Agent, dated as of May 31, 2007.

99.1	Press Release of U.S. Energy Systems, Inc. dated May 31, 2007.